                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            ________________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported) May 29, 1996


                            STERLING SOFTWARE, INC.
               (Exact Name of Registrant as Specified in Charter)



  Delaware                            1-8465                    75-1873956
  (State of                        (Commission                (IRS Employer
incorporation)                     File Number)             Identification No.)



    8080 North Central Expressway, Suite 1100, Dallas, Texas    75206
           (Address of Principal Executive Offices)           (Zip Code)

      Registrant's telephone number, including area code:  (214) 891-8600
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Item 5.  Other Events


     As previously reported by Sterling Software, Inc. ("Sterling Software") in its Form 10-Q for the period ended March 31, 1996, Sterling Software presently intends to distribute pro rata to its stockholders as a dividend all or substantially all of its remaining shares of common stock, par value $.01 per share ("Commerce Stock"), of Sterling Commerce, Inc. by means of a tax-free distribution (the "Distribution"). The Distribution is subject to certain conditions, including (i) approval of both the Distribution and Sterling Software's 1996 Stock Option Plan by Sterling Software's stockholders and (ii) the declaration by Sterling Software's Board of Directors (the "Sterling Software Board") of a dividend of the shares of Commerce Stock then owned by Sterling Software. The declaration of the dividend by the Sterling Software Board to effect the Distribution is conditioned upon, among other things, the receipt of a favorable ruling from the Internal Revenue Service ("IRS") as to the tax-free nature of the Distribution and the absence of any change in market conditions or other circumstances that would cause the Sterling Software Board to conclude that the Distribution is not in the best interests of the stockholders of Sterling Software.

     At its Annual Meeting of Stockholders held on May 29, 1996, Sterling Software's stockholders approved the Distribution and Sterling Software's 1996 Stock Option Plan and also elected three directors, Sam Wyly, Sterling L. Williams and Donald R. Miller, Jr., for terms expiring at Sterling Software's 1999 Annual Meeting of Stockholders.

     The declaration of the dividend by the Sterling Software Board to effect the Distribution has not yet occurred and remains conditioned upon, among other things, the receipt of a favorable ruling from the IRS as to the tax-free nature of the Distribution and the absence of any change in market conditions or other circumstances that would cause the Sterling Software Board to conclude that the Distribution is not in the best interests of the stockholders of Sterling Software.

     Sterling Software has applied to the IRS for a ruling as to the tax-free nature of the Distribution. Although Sterling Software is not presently aware of any material impediment to receiving the requested ruling, there can be no assurances in this regard. Sterling Software has not determined what action, if any, it would take if it were not to receive the favorable tax ruling.

     Sterling Software presently anticipates that the Distribution will occur prior to September 30, 1996. In accordance with existing New York Stock Exchange requirements, Sterling Software will make a public announcement of the special dividend to effect the Distribution at least 10 calendar days prior to the record date for the Distribution.

                                      -2-
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                STERLING SOFTWARE, INC.


                                By /s/ JEANNETTE P. MEIER
                                   ----------------------
                                   Jeannette P. Meier
                                   Executive Vice President, Secretary and
                                   General Counsel

Date:  May 29, 1996